Exhibit 99.1

Global Crossing Seeking Additional NASDAQ Extension for Listing Compliance

Stock expected to continue to trade on NASDAQ while extension request is considered.

FOR IMMEDIATE RELEASE: MONDAY, SEPTEMBER 13, 2004

Florham Park, NJ — Global Crossing (NASDAQ: GLBCE) announced today that it is requesting an additional extension until September 24, 2004 from the NASDAQ Listing Qualifications Panel for returning to compliance with NASDAQ listing requirements. Global Crossing’s common stock will continue to trade on the NASDAQ National Market while the Panel considers Global Crossing’s request. The company will provide prompt public disclosure after the Panel issues its decision.

Global Crossing has consulted with its independent auditors and outside accounting experts regarding the proper accounting treatment of the previously disclosed adjustment to the company’s 2003 cost of access expenses. The company has also sought guidance from the staff of the Securities and Exchange Commission.

After careful analysis and deliberation, the company has concluded that the appropriate accounting treatment of this adjustment is as a correction of an error. Accordingly, the company will file a restatement of its previously filed financial statements for the year ended December 31, 2003. Grant Thornton is considering the reissuance of its audit reports on the company’s 2001 and 2002 financial statements and the company’s restated 2003 financial statements. If Grant Thornton determines that it is not in a position to issue such audit reports, the company will file unaudited financial statements for such years in an amendment to its previously filed annual report on Form 10-K for 2003. In these circumstances, the company would request a further extension from the NASDAQ Listing Qualifications Panel while the company would seek to engage another independent auditor to audit these financial statements.

The company has determined that the amount of the adjustment to its 2003 cost of access expenses is $67 million. The company’s July 30, 2004 announcement of an approximately $54 million adjustment, net of vendor dispute settlements, reflected the netting of dispute settlement gains, then estimated at $13 million, against this $67 million adjustment. These vendor settlement gains will be recorded in 2004, in accordance with the company’s historical accounting policy to recognize settlement gains in the period in which settlement is reached. There will also be a separate adjustment for an approximately $12 million balance sheet reclassification related to certain pre-petition settlements with access providers that were incorrectly applied to post-petition cost of access liability accounts and due to certain cost of access liability amounts that were incorrectly eliminated in fresh start accounting. No adjustments are required to the cost of access liabilities or expenses at or prior to December 31, 2002.

The company will restate its previously issued consolidated financial statements as of December 31, 2003 and for the periods January 1, 2003 to December 9, 2003 and December 10, 2003 to December 31, 2003 and as of and for the three months ended March 31, 2003, June 30, 2003 and September 30, 2003. The restatement will result in (i) an increase in the cost of access liabilities of approximately $79 million from $150 million to $229 million as of December 31, 2003; (ii) an increase in cost of access expense of approximately $2 million for the period December 10, 2003 to December 31, 2003, resulting in an increase in the operating loss for this period from $8 million to $10 million and an increase in the net loss from $9 million to $11 million for this period; and (iii) an increase in cost of access expense of approximately $65 million for the period January 1, 2003 to December 9, 2003, resulting in an increase in the operating loss for this period from $133 million to $198 million and an increase in the net loss excluding gains on emergence from bankruptcy from $230 million to $295 million. As indicated above, included in the $79 million adjustment to the cost of access liabilities at December 31, 2003 is an adjustment for an approximately $12 million balance sheet reclassification.

Cost of access includes usage-based charges paid to other carriers to originate and terminate voice services, leased line charges for dedicated facilities and local loop charges, and usage-based Internet peering charges.

ABOUT GLOBAL CROSSING

Global Crossing (NASDAQ: GLBCE) provides telecommunications solutions over the world’s first integrated global IP-based network. Its core network connects more than 300 cities and 30 countries worldwide, and delivers services to more than 500 major cities, 50 countries and 6 continents around the globe. The company’s global sales and support model matches the network footprint and, like the network, delivers a consistent customer experience worldwide.

Global Crossing IP services are global in scale, linking the world’s enterprises, governments and carriers with customers, employees and partners worldwide in a secure environment that is ideally suited for IP-based business applications, allowing e-commerce to thrive. The company offers a full range of managed data and voice products including Global Crossing IP VPN Service, Global Crossing Managed Services and Global Crossing VoIP services, to more than 40 percent of the Fortune 500, as well as 700 carriers, mobile operators and ISPs.

Please visit www.globalcrossing.com for more information about Global Crossing.

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Statements made in this press release that state the company’s intentions, beliefs, expectations, or predictions for the future are forward-looking statements. These statements contain words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will,” “seek,” or similar expressions. Such statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements, including the results of the review of the company’s cost of access liabilities and expenses, and the impact of the restatement, as well as the reaction of the company’s shareholders, customers, vendors and prospective lenders; the company’s ability to obtain audit opinions for its financial statements from an independent auditor for 2001, 2002 and 2003 as restated; the company’s ability to be able to file periodic reports on a current basis; the continued listing of the company’s common stock on the NASDAQ National Market; the company’s history of substantial operating losses and the fact that, in the near term, funds from operations will not satisfy cash requirements; the ability of the company to arrange the necessary financing to fund its liquidity requirements; the likelihood that the prices the company charges for its services will continue to decrease; the company’s ability to continue to connect its network to incumbent carriers’ networks or maintain Internet peering arrangements on favorable terms; the consequences of any inadvertent violation of the company’s Network Security Agreement with the U.S. Government; the impact of actual and potential customers’ bankruptcies on the company’s sales prospects and results of operations; increased competition and pricing pressures resulting from technology advances and regulatory changes; competitive disadvantages relative to competitors with superior resources; the impact on the company’s competitiveness of its technology choices; the company’s dependence on third parties for many functions; political, legal and other risks due to the company’s substantial international operations; and other risks referenced from time to time in the company’s filings with the Securities and Exchange Commission. The company undertakes no duty to update information contained in this press release or in other public disclosures at any time.

CONTACT GLOBAL CROSSING:

Press Contacts

Becky Yeamans

+ 1 973-937-0155

PR@globalcrossing.com

Tisha Kresler

+ 1 973-937-0146

PR@globalcrossing.com

Catherine Berthier

+1 646-862-8514

PR@globalcrossing.com

Fernanda Marques

Latin America

+ 55 21-3820-4712

LatAmPR@globalcrossing.com

Mish Desmidt

Europe

+ 44 (0) 7771-668438

EuropePR@globalcrossing.com

Analysts/Investors Contact

Mitch Burd

+ 1 800-836-0342

glbc@globalcrossing.com